UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

NGFC EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Florida	333-192590	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

45 Almeria Avenue Coral Gables, Florida 33134	33134
(Address of principal executive offices)	(Zip Code)

(305) 865-8193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

NGFC Equities, Inc. formed a new corporation entitled La Veles Inc. as 73% owner to transfer to La Veles Inc. the “Animal Health Division,” that was formed as a division of ECI Latam, Inc., a 55% owned subsidiary of NGFC Equities, Inc. as disclosed on the 8k filed with the SEC on May 7th, 2015. So far Animal Health division of ECI Latam, had no operations. We plan to set up a branch of La Veles Inc. in the Republic of Serbia to focus on packaging, marketing and distributing an infection healing cream for dairy animals. Also, one of the directors of the Board of Directors of ECI Latam, Inc. Dr. Marco S. Dragic will move from being a director of ECI Latam, Inc. to being a director of Board of Directors of La Veles Inc. The Company is filing this 8-K to clarify the nature of the aforementioned current events.

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to NGFC Equities, Inc., unless the context requires otherwise.

Item 8.01 Other Events.

On an 8K we filed with the Security and Exchange Commission on May 7, 2015, we disclosed forming of the Animal Health Division of ECI Latam, Inc., a 55% owned subsidiary of NGFC Equities, Inc. As agreed by the Board of Directors of the Company on July 27, 2015, we decided to incorporate a new company “La Veles Inc” to better organize this operation and formed La Veles Inc. on August 5, 2015.

Through a branch of La Veles Inc. to be set up in Serbia, we plan to manufacture, package, market and distribute an infection healing cream for dairy animals in Eastern Europe. La Veles Inc. will further market and distribute this cream in other parts of the world.  Dragana Jovic who joined as Vice President and Marco Dragic who joined as a director of ECI Latam, Inc will in turn move their positions from ECI Latam Inc. to La Veles Inc effective immediately.  Goran Antic was appointed as the Chief Executive Officer and the President of La Veles Inc. Please refer to the 8k filed with the SEC on May 7, 2015 to read the bios of the officers.

The cream that La Veles Inc. plan to manufacture and distribute is a preventative cream to stop dairy animals from contracting Mastitis. In 2012 the world population of dairy cows stood at 270 million, as reported by the Food and Agriculture Organization of the United Nations that provides our company a remarkable opportunity in the event this cream proved to be effective in preventing Dairy animal from contracting Mastitis. We request the reader to please read the 8k we filed with the SEC on May 7, 2015 to get a detailed report on statistics in the industry and about various ways infectious diseases on dairy animal are being dealt with and our competition in the market.

Exhibits

Description

10.1

Articles of Incorporation La Veles Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	NGFC Equities, Inc.

	By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer